 Exhibit 10.7

Pursuant to section 1.1 of the Share Purchase Agreement, dated April 22, 2021 (the “Agreement”), by and between Wearable Devices Ltd. (the “Company”) and Alpha Capital Anstalt, the undersigned has reviewed a draft of the registration statement on Form F-1 of the Company, attached as Exhibit A (the "Registration Statement") which contemplates the Company’s Initial Public Offering (the “IPO”), and hereby consents to the filing of the Registration Statement with the U.S. Securities and Exchange Commission, and consents to the filing of any amendments thereof.  This consent is conditioned on and subject to the Company’s agreement as follows:

The Company shall pay Alpha the sum of $300,000 upon closing the IPO. Alpha’s lockup agreement pursuant to Section 3.3(a) of the Agreement shall not exceed 120 days. In return, Alpha shall defer its adjustment rights under Section 2.1(d) of the Agreement as of the date of the IPO with respect to the securities issued to purchasers in the IPO, but any such adjustments that would otherwise be required by Section 2.1(d) of the Agreement shall be effected at the time the Warrants, including the Additional Warrants, (each as defined in the prospectus) issued to the purchasers in the IPO are adjusted pursuant to their respective terms; provided, however, such adjustment securities (in whatever form) shall not be delivered to Alpha until 120 days after the closing date of the IPO and shall be subject to the lockup agreement executed by Alpha in favor of the Company and the underwriter in the IPO. Alpha shall retain all of its rights pursuant to Sections 2.1(d) and 3.10 of the Agreement with respect to any issuances of Ordinary Shares or Ordinary Share Equivalents other than securities issued to purchasers in the IPO.

Alpha Capital Anstalt

By:	/s/ Nicola Feuerstein
Name:	Nicola Feuerstein
Title:	Director

Agreed to and accepted:

Wearable Devices Ltd.

By:	/s/ Asher Dahan
Asher Dahan, Chief Executive Officer

June 27, 2022

Exhibit A

Registration Statement